THIS LEASE is made the             day of          One thousand nine hundred and
ninety-eight BETWEEN * of * (hereinafter called "the Landlord" which expression where the context so admits shall include the reversioner for the time being immediately expectant upon the term hereby granted) of the first part and * whose registered office is situate at * (hereinafter called "the Tenant" which expression where the context so admits shall include the person or persons in whom the term hereby granted may from time to time be vested) of the second part

NOW THIS DEED WITNESSETH as follows:

1. IN consideration of the rents and covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE the premises described in the First Schedule hereto (hereinafter called "the demised premises") EXCEPT AND RESERVING unto the Landlord and all others for the time being entitled thereto the rights set out in the Second Schedule hereto AND SUBJECT to the matters set out in the Third Schedule hereto TO HOLD the demised premises unto the Tenant for a term of FIVE YEARS from and including the date hereof (hereinafter called "the Term" which shall include the period of any holding over or any extension or continuation whether by statute or at common law) YIELDING AND PAYING therefor FIRSTLY yearly and proportionately for any fraction of a year until and including the 31 day of August 2000 the yearly rent of THIRTY-SIX THOUSAND POUNDS ((pound)36,000) and from and including the 1 dAY of September 2000 such rent as may become payable pursuant to the Fourth Schedule hereto in each case by equal quarterly payments to be made in advance on the usual quarter days in every year without any deduction the first such payment or a proportionate part thereof in respect of the period from the date hereof to the quarter day hereafter next following being payable on the completion hereof SECONDLY by way of additional rent from time to time such sum or sums as are equal to the amount which the Landlord may expend in effecting and maintaining the insurance of the demised premises such last mentioned rent to be paid without deduction forthwith on demand and THIRDLY by way of additional rent without deduction forthwith on demand any other monies payable by the Tenant to the Landlord pursuant to the terms of this Lease

2.   THE Tenant HEREBY COVENANTS with the Landlord as follows:
TO PAY RENTS

(1) To pay the rents hereinbefore reserved at the times and in the manner aforesaid without any deduction whatsoever

TO PAY INTEREST ON OVERDUE MONIES

(2) Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord if any of the said rents (whether formally demanded or not) or any other sum of money payable to the Landlord by the Tenant under this Lease shall remain unpaid for more than fourteen
     (14)days
     after the date upon which the same becomes due to pay interest thereon at the yearly rate of 4% per annum above the Base Rate for the time being of National Westminster Bank PLC or in the event of National Westminster Bank PLC ceasing to publish a Base Rate such other comparable rate of interest as the Landlord shall from time to time determine (hereinafter in either case called "the Prescribed Rate")

TO PAY OUTGOINGS

(3) To bear pay and discharge all rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) now or hereafter assessed charged or imposed upon or payable in respect of the demised premises or any part thereof or upon the owner or occupier thereof and a proper proportion attributable to the demised premises of any such rate taxes duties charges assessments impositions and outgoings now or hereafter assessed charged or imposed upon or payable in respect of the demised premises or any part thereof or upon the owners or occupiers thereof jointly with any adjoining or neighbouring property or the owners or occupiers thereof excluding any payable by the Landlord occasioned by any dealing with the reversion of this Lease

TO MAINTAIN AND KEEP IN REPAIR

(4)
     (a) To keep the demised premises in as good repair and condition and decorative order as they now are (as evidenced by the Schedule of Condition annexed hereto) (damage by the Insured Risks as hereinafter defined excepted unless payment of the insurance monies is withheld in whole or in part as a result of the act neglect or default of the Tenant)

     (B) Not to commit any waste whether permissive or voluntary in or upon the demised premises

     (C) Not to allow to pass into the sewers drains or watercourses serving the demised premises any noxious or deleterious effluent or other substance which might cause any obstruction in or injury to the said sewers drains or watercourses and in the event of any such obstruction or injury forthwith to make good all such damage to the satisfaction of the Landlord

CLEANING

(5) At least once in each month during the Term properly to clean all the windows (both inside and outside) and all other glass in the demised premises

TO YIELD UP

(6) At the expiration or sooner determination of the Term quietly to yield up the demised premises to the Landlord in such repair and condition and decorative order as shall be in accordance with the covenants on the part of the Tenant herein contained

ENTRY BY LANDLORD AND OTHERS

(7) To permit the Landlord and its agents or surveyors with or without workmen and others and all persons authorised by the Landlord with all necessary materials and appliances at all reasonable times during the Term upon reasonable prior notice (or without notice in case of emergency) to enter and remain upon the demised premises for any of the following purposes:

     (A) to view and examine the state and condition of the demised premises and to take schedules or inventories of the Landlord's fixtures and fittings

     (B) for any other purpose connected with the interest of the Landlord in the demised premises including but not limited to valuing or disposing of any interest of the Landlord

     (C)  to exercise any of the rights excepted and reserved by this Lease

TO COMPLY WITH NOTICES TO REPAIR

(8) To repair and made good to the satisfaction of the Landlord all defects wants of repair and breaches of covenant of which notice in writing shall be given to the Tenant by the Landlord and for which the Tenant is liable under this Lease within thirty-five (35) days of such notice or sooner if requisite AND if the Tenant shall fail within fourteen (14) days of such notice (or immediately in case of emergency) to commence and then diligently and expeditiously to continue to comply with suc notice in all respects it shall be lawful (but without prejudice to the right of re-entry and forfeiture hereinafter contained) for the Landlord and its agents surveyors and workmen to enter upon the demised premises and to carry out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred thereby shall be paid by the Tenant to the Landlord on demand and in default of payment shall be recoverable as rent in arrear

DANGEROUS MATERIALS AND USE OF MACHINERY

(9) Not to bring into or keep in the demised premises any article or thing which is or might become dangerous offensive combustible inflammable radio-active or explosive or which might increase the risk of fire or explosion or attack or in any way injure by percolation corrosion or otherwise the demised premises or contravene any statute

OVERLOADING FLOORS AND SERVICES

(10)
     (A) Not to do anything in the demised premises which may throw on the demised premises any weight or strain in excess of that which the demised premises are calculated to bear with due margin for safety and to observe the weight limits for all lifts and similar equipment in the demised premises

     (B) Not to overload the floors of the demised premises nor to suspend any excessive weight from the roof ceilings walls or stanchions or the structure of the demised premises and to pay to the Landlord on demand all costs reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the demised premises is being or is about to be overloaded

ALTERATIONS

(11)
     (A) Not to make any alterations or additions of whatsoever nature to any structural part of the demised premises nor to the external design elevation or appearance of the demised premises

     (B) Not without the consent in writing of the Landlord to make any alteration or addition to the Landlord's fixtures and fittings or otherwise interfere with the same

     (C) Not to make any alterations or additions to the electrical installation save with the Landlords consent not to be unreasonably withheld and save in accordance with the requirements from time to time of the Institute of Electrical Engineers

     (D) Not to make any alterations or additions of a non-structural nature to the demised premises without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) PROVIDED that the Landlord may as a condition of giving any such consent as aforesaid require the Tenant to enter into such covenants with the Landlord as the Landlord may reasonably require as regards (inter alia) the execution of any such works and the reinstatement of the demised premises at the end or sooner determination of the Term

     (E) In the event of the Tenant failing to observe this covenant it shall be lawful for the Landlord and its agents or surveyors with or without workmen and others and all persons authorised by the Landlord with all necessary materials and appliances to enter upon the demised premises and remove any alterations or additions and execute such works as may be necessary to restore the demised premises to their former state and the costs and expenses thereof (including surveyors and other professional fees) shall be paid by the Tenant to the Landlord on demand and in default of payment shall be recoverable as rent in arrear

STATUTORY REQUIREMENTS

(12)
     (A) At the Tenant's own expense to observe and comply in all respects with the provisions and requirements of the Offices, Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Defective Premises Act 1972 the Health and Safety at Work, etc. Act 1974 and every other statute already or hereafter in force or prescribed or required by any public local or other authority so far as they relate to or affect the demised premises or any additions or alterations thereto or the user thereof for any purpose or the employment therein of any person or any fixture machinery plant or chattel for the time being affixed thereto or being thereupon or used for the purposes thereof

     (B) To execute all works and provide and maintain all arrangements which by or under any statute or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any statute are or may be directed or required to be executed provided or maintained upon or in respect of the demised premises or any additions or alterations thereto or in respect of any user thereof or the employment therein of any person or any fixture machinery plant or chattel and whether by the landlord or tenant thereof

     (C) To indemnify and keep indemnified the Landlord against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid

     (D) Not to do or omit to be done in or about the demised premises any act or thing by reason of which the Landlord may under any statute incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

     (E) Not to do anything in the demised premises or cause them to be occupied in such a way as shall cause any part of the same not to comply with any statute

PLANNING

(13)
     (A) To comply in all respects with the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature (hereinafter called "the Planning Acts") and to keep the Landlord indemnified in respect thereof

     (B) As often as may be necessary at the expense in all respects of the Tenant to obtain all licences consents and permissions which may be required for the carrying out by the Tenant of any operations on the demised premises or the commencement continuation or renewal by the Tenant of any use thereof PROVIDED THAT the Tenant shall not make any application for planning permission or give any notice to any authority of the commencement or carrying out of any development (or give any notice of an intention to commence or carry out the same) without the prior consent in writing of the Landlord

     (C) To pay and satisfy any charge that may hereafter be imposed under the Planning Acts in respect of the carrying out by the Tenant of any of its operations on the demised premises or the institution or continuation by the Tenant of any use thereon

     (D) Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the demised premises or any change of use thereof before a planning permission therefor has been produced to the Landlord and acknowledged by it in writing as satisfactory to it PROVIDED THAT the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that the period thereof or anything contained therein or omitted therefrom would in the reasonable opinion of the Landlord be or be likely to be prejudicial to the Landlord's interest in the demised premises whether during the Term or following the expiration thereof

     (E) Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the demised premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been implemented by the Tenant

     (F) If and when called upon so to do to produce to the Landlord all plans documents and other evidence which the Landlord may reasonably require in order to satisfy itself that the provisions of this sub-clause have been compiled with in all respects

     (G) In any case where permission for any development granted by the local planning or other authority has been granted subject to conditions the Landlord shall be entitled in addition to its other rights contained in this Lease as a condition of giving consent to the carrying out of the works or making the change of use to require the Tenant to provide reasonable security for the compliance with the conditions imposed as aforesaid and the development shall not be commenced or the change of use put into effect until such security shall have been provided to the reasonable satisfaction of the Landlord

STATUTORY NOTICES

(14) Within seven (7) days (or sooner if requisite having regard to the requirements of the notice in question or the time limits stated therein) of the receipt of notice of the same to produce to the Landlord a true copy and any further particulars required by the Landlord of any permission notice or order or proposal for a notice or order relevant to the demised premises or to the use or condition thereof or otherwise concerning the Tenant made given or issued to the Tenant or occupier by any government department or local or public authority AND without delay to take all reasonable or necessary steps to comply therewith AND ALSO at the request of the Landlord to join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall deem expedient

FIRE PRECAUTIONS AND EQUIPMENT

(15)
     (A) To comply with all requirements and recommendations from time to time of the appropriate authority the insurers of the demised premises and the Landlord in relation to fire precautions affecting the demised premises

     (B) To keep the demised premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by any statute or by the fire or other competent authority or the insurers of the demised premises or as shall be reasonably required by the Landlord or (at the Landlord's option) to pay to the Landlord on demand the cost of providing and installing any of the same and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord

     (C) Not to obstruct the access to or means of working any fire fighting and extinguishing appliances or the means of escape from the demised premises in case of fire

TO INFORM THE LANDLORD OF DEFECTS

(16) Forthwith upon becoming aware of the same to give written notice to the Landlord of any defect in the demised premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing so as to comply with any statutory or common law duty of care now or hereafter imposed on the Landlord and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed in respect thereof at the demised premise

USER

(17)
     (A) Not at any time during the term to use or permit the demised premises to be used for any noisy noisome noxious dangerous or offensive trade manufacture or business whatsoever nor for the carrying on of anything which shall be a nuisance damage annoyance or inconvenience to the neighbourhood or to the Public Local or any other Authorities or to the Landlord or to the tenants or owners or occupiers of adjoining or adjacent premises or which shall in any way be injurious to the sam nor to allow any sale by auction to be held in the demised premises

     (B) Not to use or permit the demised premises to be used otherwise than for a use falling within Class B1(c) B2 or B8 of the Town and Country Planning (Use Classes) Order 1987 with ancillary offices

NOT TO AFFIX SIGNS

(18) Not to affix or exhibit or permit to be affixed or exhibited to or upon any part of the demised premises or within the same so as to be visible from the exterior thereof any placard poster signboard or other advertisement PROVIDED THAT the Tenant may erect at the entrance of the demised premises a sign stating the name and business of the Tenant the size style position and materials of such sign to be approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and (if necessary) by the local authority

NOTICES FOR DISPOSAL

(19) To permit the Landlord to fix and retain in a conspicuous position on the demised premises a noticeboard for the reletting (in the event of the termination or likely termination for whatever reason of the Term) and/or the sale of the same and not to take down or obscure the said noticeboard and to permit all persons authorised in writing by the Landlord or its agents to view the demised premises by prior appointment or (if the Tenant refuses an appointment) after reasonable prior notice

TO NOTIFY LANDLORD OF ENCROACHMENTS

(20) To give immediate notice to the Landlord of any notice or claim affecting the demised premises or any part thereof and not knowingly to permit or suffer any encroachment upon the demised premises or the acquisition of any new right to light passage drainage or other easement on over or under the demised premises and if any such encroachment or easement shall be made or acquired or threatened to be made or acquired forthwith to give notice to the Landlord and at the cost of the Tenant to do all such things as may be proper for the purpose of preventing the making of such encroachment or the acquisition of such easement or right PROVIDED ALWAYS that if the Tenant shall omit or neglect forthwith to do all such things as aforesaid it shall be lawful for the Landlord and its agents surveyors and workmen to enter the demised premises and to do the same and any expense so incurred by the Landlord shall be repaid to the Landlord by the Tenant on demand in that behalf together with all Solicitors and Surveyors charges and other expenses which may be incurred by the Landlord in connection therewith and in default of payment shall be recoverable as rent in arrear

TO INFORM LANDLORD OF NOTICES

(21) Upon the happening of any occurrence or upon the receipt of any notice order requisition direction or other thing which may be capable of adversely affecting the Landlord's interest in the demised premises the Tenant shall forthwith at his own expense deliver full particulars or a copy thereof to the Landlord

TAX

(22) Notwithstanding anything contained in this Lease not to do on or in relation to the demised premises or any part thereof any act matter or thing (other than the payment of the rents hereby reserved) which shall render the Landlord liable for any tax levy duty charge or imposition whatsoever (whether parliamentary local parochial or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) and not to dispose of or deal with the demise premises in such a way that the Landlord shall be or become liable for any such tax levy duty charge or imposition as aforesaid nor to permit any such disposition or dealing

LANDLORD'S COSTS

(23) To pay on demand to the Landlord all reasonable costs charges and expenses properly incurred by the Landlord including (without limitation) solicitors counsels architects and surveyors fees bailiffs commission and other professional costs and fees:

     (A) incidental to or in contemplation of the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or in or in contemplation of any proceedings under Sections 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court) AND to indemnify the Landlord against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notice

     (B) incidental to or in contemplation of the preparation and service of all notices and schedules relating to wants of repair whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair that accrued not later than the expiration or sooner determination of the Term)

     (C) in connection with or in procuring the remedying of the breach of any covenant by the Tenant contained in this Lease

     (D) in relation to any application for consent required by this Lease (such costs to include reasonable management fees and expenses) whether or not the same is granted

     (E) in the event of default in payment by the Tenant of any of the sums referred to in the foregoing provisions hereof the same shall be recoverable as rent in arrear

     (F)  in connection with the preparation and grant of this Lease

ALIENATION

(24)
     (A) Not to assign underlet charge or otherwise part with the possession of the whole or any part of the demised premises or permit another to occupy the whole or any part of the demised premises except as hereinafter authorised

     (B) Not to assign or charge the whole of the demised premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed PROVIDED that for the purposes of
          S.19 of the Landlord and Tenant Act 1927 as amended the Landlord shall not be considered to be unreasonably withholding or delaying its consent to an assignment in the event that the Tenant fails to comply with the provisions of subclause (c) hereof

     (C) Prior to any permitted assignment at its own expense (i) to procure that the proposed assignee of the Demised Premises enters into a direct covenant with the Landlord to perform and observe all the tenant's covenants and all other provisions of this Lease (ii) if the Landlord shall reasonably so require to obtain either a guarantor or guarantors who shall covenant with the Landlord in the terms set out in the Fifth Schedule hereto or such other security as is acceptable to the Landlord for the proposed assignee (iii) to enter into an Authorised Guarantee Agreement guaranteeing the performance by the proposed assignee of the covenants and conditions herein contained such Authorised Guarantee Agreement to be in such form as is reasonably required by the Landlord and (iv) to procure that any guarantor who has covenanted with the Landlord pursuant to subclause
          (c) (ii) hereof shall enter into such Authorised Guarantee Agreement

     (D) The Tenant shall be entitled to share occupation with any other company in the same group of companies as the Tenant (as defined by S.42 of the Landlord and Tenant Act 1954) so long as the relationship of landlord and tenant is not created between them

     (E) Within twenty-one (21) days of any assignment charge underlease or any transmission or other devolution relating to the demised premises or any part thereof to produce for registration with the Landlord's Solicitor such deed or document or a certified copy thereof and to pay the Landlord's Solicitors reasonable charges for the registration of every such document such charges not being less than(pound)20.00 plus Value Added Tax

VALUE ADDED TAX

(25)
     (A) To pay and keep the Landlord indemnified against all Value Added Tax which may from time to time be charged or chargeable on any sum payable by the Tenant to the Landlord pursuant to the terms of this Lease or any document entered into pursuant hereto

     (B) Any rent or other sum specified in this Lease or in any document entered into pursuant hereto is and any sum to be agreed certified determined or ascertained pursuant to the provisions hereof shall be a sum net of Value Added Tax

     (C) The Tenant hereby irrevocably consents to the Landlord charging Value Added Tax on any such rent or other sum

INSURANCE

(26)
     (A) Not to do or permit to be done anything upon the demised premises whereby any policy or policies of insurance effected by the Landlord may become void or voidable or whereby any additional premium may become payable for the insurance of the demised premises

     (B) To comply at all times with all requirements of the insurers in respect of the policy or policies of insurance effected by the Landlord

     (C) Not to effect any policy of insurance on the demised premises in respect of any of the Insured Risks (and in default the Landlord shall be entitled to any insurance money received by or payable to the Tenant)

     (D) (Without limiting the generality of the foregoing) not to bring or keep in or on the Demised Premises any dangerous explosive corrosive or offensive material

     (E) Forthwith upon becoming aware of the happening of any event or thing against which insurance has been effected by the Landlord the Tenant shall give immediate notice thereof to the Landlord

3.   LANDLORD'S COVENANTS

The Landlord HEREBY COVENANTS with the Tenant as follows:

(1) That the Tenant shall and may peaceably and quietly hold and enjoy the demised premises during the said term without any lawful interruption or disturbance from or by the Landlord or any person or persons lawfully claiming under or in trust for it

(2)  That  the  Landlord   will  insure  and  keep  insured  with   insurers  or
     underwriters of repute:

     (A)  The demised  premises  subject  only to such  exclusions  excesses and limitations as may be imposed by the insurers in the full reinstatement cost of the demised premises against loss or damage by fire storm tempest and such other risks for which cover is available as the Landlord may in its absolute discretion from time to time determine (hereinafter called "the Insured Risks") including architects surveyors and other professional fees (and Value Added Tax thereon) and expenses incidental thereto the cost of shoring up demolition and site clearance and similar expenses

     (B) The explosion of any engineering and electrical plant and machinery to the extent that the same is not covered by paragraph (a) of this sub-clause

     (C) Property owners liability and such other insurances as the Landlord may from time to time deem necessary to effect

(3) At the request of the Tenant the Landlord shall (but not more than twice in any period of twelve months) produce to the Tenant a copy of the current schedule of insurance cover

(4) If the demised premises or any part thereof are destroyed or damaged by any of the Insured Risks then the Landlord will lay out or procure to be laid out and utilise the net proceeds of such insurance only in the rebuilding and reinstatement of the demised premises so destroyed or damaged

4.   PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

FORFEITURE

(1)
     (A)  In this clause a "Forfeiting Event" is any of the following:-

          (I) any of the rents reserved by this Lease is outstanding for fourteen days after becoming due whether formally demanded or not

          (II)    a breach by the Tenant of any of the provisions of this Lease

          (III)   the Tenant has any distress or execution levied on its goods

          (IV)    the Tenant is Insolvent

     (B)  In this clause " Insolvent" means:

          (I)     in relation to a company any of the following:

                  (AA) it is deemed  unable to pay its debts as  defined  in the
                       Insolvency Act 1986 (referred to in this clause as "the Act") section 123

                  (BB) a proposal is made for a voluntary arrangement under Part

                       I of the Act

                  (CC) a petition is presented for an administration order under
                       Part II of the Act or

                  (DD) a  receiver,   administrative   receiver  or  manager  is
                       appointed under (without limitation) Part III of the Act or the Law of Property Act section 101

                  (FF) a provisional  liquidator is appointed  under section 135 of the Act

                  (GG) a proposal is made for a scheme of arrangement  under the
                       Companies Act 1985 section 425

          (II) in relation to an individual any of the following:

                  (AA) an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act

                  (BB) a  bankruptcy  petition is  presented to the court or his circumstances are such that a bankruptcy petition could be presented under Part IX of the Act

                  (CC) he enters into a deed of arrangement

                  (DD) a  receiver  of the  income of the  demised  premises  is appointed under the Law of Property Act section 101

                  Whenever a Forfeiting Event exists the Landlord may enter the demised premises (or any part of them) at any time even if a previous right of re-entry has been waived and then the term will end but without affecting any rights that either party may have against the other including (without limitation) the breach under which the re-entry is made

IMPLIED EASEMENTS

(2) That nothing herein contained shall operate expressly or impliedly to confer upon or grant to the Tenant any easement right or privilege whatsoever

RESTRICTIONS ON ADJOINING PROPERTY

(3) That nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or building or premises not comprised in these presents or give the Tenant the benefit of or the right to enforce or to have enforced or to permit the release or modification of any covenant agreement or condition entered into by any purchaser from or by any lessee or occupier of the Landlord in respect of property not comprised in these presents or to prevent or restrict i any way the development of any land not comprised in these presents

COMPENSATION

(4) Except where any Act of Parliament prohibits or modifies the right of the Tenant to compensation being excluded or reduced by agreement the Tenant shall not be entitled on quitting the demised premises to claim any compensation from the Landlord under the Landlord and Tenant Act 1954 or any other Act of Parliament whether enacted before or after the date hereof

NOTICES

(5)

     (A) Any demand or notice required to be made given to or served on the Tenant shall be duly and validly made given or served if addressed to the Tenant (and if there shall be more than one of them then any of them) and left at or sent by pre-paid registered or recorded delivery mail addressed (in the case of a company) to its registered office or (whether a company or individual) its last known address or (in the case of a notice to the Tenant) the demised premises

     (B) Any notice required to be given to or served on the Landlord shall be duly and validly made given or served if sent by pre-paid registered or recorded delivery mail addressed in the case of a company to the Landlord at its registered office and in the case of an individual to the latest address of the Landlord of which the Tenant was given notice in writing

     (C) Any demand or notice sent by mail shall be conclusively treated as having been made given or served on the second working day after the day of posting

CESSER OF RENT

(6) In case the demised premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to render the demised premises unfit for occupation and use and the policy or policies or insurance shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of the Tenant or any undertenant or any person under its or their control then the rent first hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the demised premises shall be again rendered fit for occupation and use or the expiration of three (3) years from the date of the destruction or damage (whichever is the earlier) and any dispute regarding the cesser of rent shall be referred to the award of a single arbitrator to be appointed in default of agreement upon the application of either party by or on behalf of the President for the time being of the Royal Institute of Chartered Surveyors in accordance with the provisions of the Arbitration Act 1996 (as the same may from time to time be amended)

EXCLUSION ORDER

(7) Having been authorised so to do by an Order of the * County Court made on the * day of * 199* under the provisions of S.38(4) of the Landlord and Tenant Act 1954 as amended by S.5 of the Law of Property Act 1969 the parties hereto agree that the provisions of S.24 to S.28 inclusive of the Landlord and Tenant Act 1954 shall be excluded in relation to the Lease hereby created

INTERPRETATION

(8) In this Lease where the context so admits words importing the neuter gender only shall include the masculine or feminine gender (as the case may be) and words importing the masculine gender only shall include the feminine gender and vice-versa and words importing the singular number only include the plural number and vice versa and where there are two or more individuals included in the expression "the Tenant" covenants herein expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally

PARAGRAPH HEADINGS

(9) The paragraph headings hereto shall not affect the construction of these presents

CERTIFICATION

(10) It is hereby certified that this Lease is not entered into pursuant to an Agreement for Lease


IN WITNESS whereof this Lease has been duly executed as a Deed the day and year first before written

                               THE FIRST SCHEDULE

ALL THAT the land and premises known as 29, 29A, 31 and 33 Choumert Grove Camberwell London SE13 which said land and premises comprise Title Nos. SGL 281662 and SGL 382413 together with the appurtenances thereto and any building now or hereafter erected on the said land or any part thereof and all boundary walls fences and hedges belonging thereto and including all additions alterations and improvements thereto and all Landlord's fixtures and fittings and plant machinery and equipment now or hereafter on in or about the same

                               THE SECOND SCHEDULE

The following rights and easements are excepted and reserved out of the demised premises to the Landlord and its tenants and the occupiers of any adjoining or neighbouring land or premises ("the other premises") and all other persons authorised by the Landlord or having the like rights and easements:

     (A) The free passage and running of water soil gas electricity telecommunications and other services through all channels pipes conduits and cables and other media which are now or may at any time during the Term be in on over or under the demised premises or any part thereof

     (B) Full right and liberty at any time hereafter as need or occasion shall arise to build re-build or execute any other works upon the other premises and to use the other premises in any manner and for any purposes as the Landlord or the person exercising such rights may think fit notwithstanding that the access of light or air to the demised premises may thereby suffer interference

     (C) The right to lay construct and maintain gas water and other pipes drains electric telecommunications and other wires and cables and appliances (with necessary inspection chambers) through in under over or upon the demised premises or any part thereof for the benefit of the demised premises or the other premises

     (D) The right at any time with or without workmen and equipment but (except in an emergency) after giving not less than Twenty-four hours prior written notice to enter (or in an emergency or after the giving of reasonable prior notice during the Tenant's absence to break and enter) the demised premises in order to (a) inspect or view the condition of the demised premises (b) carry out work upon the other premises and (c) carry out any repairs or other work which the Landlord must or may carry out under the provisions of this Lease or to do any other thing which under the said provisions the Landlord may do

     (E) Such rights and easements as were excepted or reserved by any of the documents set out in the Third Schedule hereto

                               THE THIRD SCHEDULE

The demise hereinbefore contained is made subject to the covenants restrictions reservations and other matters (other than financial charges) contained or referred to in the Property and Charges Registers of Title Nos. SGL 281662 and SGL 382413

                               THE FOURTH SCHEDULE
                                   RENT REVIEW

DEFINITIONS

(1)  For the purpose of this Schedule:

     (A)  "Review Date" means 1st September 2000

     (B) "Open Market Rent" means the best yearly rent at which the demised premises might reasonably be expected to be let in the open market on the Review Date by a willing landlord to a willing tenant with vacant possession and without a premium or any other consideration for the grant thereof for a term of years equal to the residue unexpired of the Term at the Review Date and after the expiry of a rent free period of such length as would be negotiated in the open market and otherwis on the same terms and conditions as are contained in this Lease (except as to the amount of the rent payable hereunder but including these provisions for the review of rent) and on the assumption (if not a fact) that at the Review Date:

          (A) the demised premises are suitable and fit for immediate beneficial occupation and use by the willing tenant
          (B) the demised premises are in good and substantial repair and free from defects (whether or not inherent)
          (C) no work has been carried out to the demised premises by the Tenant or any undertenant during the Term which has diminished the rental value of the demised premises
          (D) if the demised premises have been destroyed or damaged they have been fully rebuilt and reinstated
          (E) all the covenants on the part of the Tenant contained in this Lease have been fully performed and observed

          BUT  there shall be disregarded:

          (I) any effect on rent of the fact that the Tenant or any permitted undertenant may have been in occupation of the demised premises
          (II) any goodwill attached to the demised premises by reason of any business carried on therein by the Tenant or any permitted undertenant
          (III)any  increase  in  the  rental  value  of  the  demised  premises attributable to the existence at the Review Date of any improvement to the demised premises or any part thereof carried out by the Tenant or any permitted undertenant after the date hereof with the consent (where required) of the Landlord otherwise than in pursuance of an obligation to the Landlord or pursuant to obligations requiring compliance with statutes or directions of local or other authorities
          (IV) the taxable status of the Tenant for the purposes of Value Added Tax or any other tax
          (V) so far as may be permitted by law all restrictions whatsoever relating to rent or to security of tenure contained in any statute or orders rules or regulations thereunder and any directions thereby given relating to any method of determining rent

     (C) "Surveyor" means the independent professionally qualified surveyor of not less than Ten (10) years standing being suitably experienced in rent review valuations in South East England of industrial and warehouse premises of a similar size and nature to the demised premises appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule

     (D) "the President" means the President for the time being of The Royal Institution of Chartered Surveyors and shall include the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

     (E) "Rent Restrictions" means any restrictions imposed by statute or any order rule or regulation thereunder for the control of rent in force on the Review Date or on the date on which any increased rent is ascertained in accordance with this Schedule and which operate to impose any limitation whether in time or amount on the collection of an increase in the rent first hereby reserved or any part thereof

UPWARDS ONLY RENT REVIEW

(2) The rent first hereby reserved shall be reviewed with effect from the Review Date in accordance with the provisions of this Schedule and from and including the Review Date the rent shall be equal to the higher of either the rent payable immediately before the Review Date or the Open Market Rent on the Review Date agreed or determined as hereinafter provided

AGREEMENT OR DETERMINATION OF THE REVIEWED RENT

(3) The Open Market Rent at the Review Date may be agreed in writing at any time between the Landlord and the Tenant but if for any reason the Landlord and the Tenant are unable to agree to the Open Market Rent then either the Landlord or the Tenant may (not more than two months before but at any time after the Review Date) by notice to the other party require the Open Market Rent to be determined by the Surveyor

APPOINTMENT OF SURVEYOR

(4) In default of agreement between the Landlord and the Tenant on the appointment jointly of the Surveyor the Surveyor shall be appointed by the President on the written application of either the Landlord or the Tenant who shall be at liberty to make such application not more than one (1) month before but at any time after the Review Date

FUNCTIONS OF THE SURVEYOR

(5)  The Surveyor shall:

     (A) at the option of the Landlord act either as an arbitrator in accordance with the Arbitration Act 1996 (as the same may be amended from time to time) or as an expert

     (B) if acting as an expert invite the Landlord and the Tenant to submit to him within such time limits as he shall consider appropriate and as shall be approved by the Landlord a valuation accompanied if desired by a statement of reasons and such representations and cross representations as to the amount of the Open Market Rent with such supporting evidence as they may respectively wish

     (C) within sixty (60) days of his appointment or within such extended period as the Landlord and the Tenant shall jointly agree in writing give to each of them written notice of the amount of the Open Market Rent as determined by him

COSTS OF REFERENCE TO SURVEYOR

(6)
     (A) The costs of any reference to the Surveyor (if acting as an expert) shall be in the award of the Surveyor and failing such award the costs shall be borne by the parties in equal shares

     (B) If either the Landlord or the Tenant shall fail to pay their respective share of the costs of the Surveyor under the provisions hereof within twenty-one days of the same being demanded by the Surveyor then the other shall be entitled to pay the same and the amount to paid shall be repaid by the party chargeable on demand and in the case of the Tenant shall be recoverable as rent in arrear

APPOINTMENT OF NEW SURVEYOR

(7) If the Surveyor (acting as an expert) does not give notice of his determination within the time aforesaid or if he shall die or become unwilling to act or incapable of acting or if for any other reason he is unable to act then either the Landlord or the Tenant may request the President to discharge the Surveyor and appoint another surveyor in his place which procedure may be repeated as many times as necessary





INTERIM PAYMENTS PENDING DETERMINATION

(8) In the event that by the Review Date the amount of the reviewed rent has not been agreed or determined as aforesaid (the actual date of agreement or determination being herein called "the Determination Date") then in respect of the period of time (herein called "the Interim Period") beginning with the Review Date and ending on the quarter day following the Determination Date the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the Review Date and within seven (7) days of the Determination Date the Tenant shall pay to the Landlord on demand as arrears of rent the amount by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest thereon at the Prescribed

     Rate from the Review Date to the date of actual payment

RENT RESTRICTIONS

(9) On each and every occasion during the Term that Rent Restrictions shall prevent or prohibit either wholly or partially:

     (A)  the operation of the above provisions for review of the rent or

     (B) the normal collection and retention by the Landlord of any increase in the rent or any installment or part thereof

     THEN and in each such case respectively:

          (I) the operation of such provisions for review of the rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur

          (II) the collection of any increase or increases in the rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase

     AND until the Rent Restrictions shall be relaxed either partially or wholly the rent first hereby reserved shall be the maximum sum from time to time permitted by the Rent Restrictions as may be applicable

MEMORANDA OF REVIEWED RENT

(10) As soon as the amount of any reviewed rent has been agreed or determined memoranda thereof shall be prepared by the Landlord or its Solicitors and thereupon shall be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the counterpart thereof and the parties shall bear their own costs in respect thereof

TIME NOT OF THE ESSENCE

(11) For the purpose of this clause time shall not be of the essence

                               THE FIFTH SCHEDULE

(1) The Assignee or the Surety shall pay the rents and all other sums reserved and made payable by the Lease in the manner and at the respective times appointed for payment thereof and shall perform and observe all the covenants on the part of the Tenant and the conditions and provisions contained in the Lease AND the Surety hereby indemnifies the Landlord against all claims demands losses damages costs and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default by the Assignee in the payment of the said rents or other sums in the manner aforesaid or in the performance or observance of any of the said covenants conditions and provisions

     PROVIDED ALWAYS that any neglect delay or forbearance of the Landlord in enforcing or giving time to the Assignee for payment of the said rents or other sums or the performance or observance of any of the said covenants conditions and provisions or any variation in the terms of th Lease
     (including any reviews of the rent) or the transfer of the Landlord's reversion or the release of any one of the persons acting as the Surety (if more than one) from liability under the Lease or any other act omission matter or thing whatsoever whereby (but for this provision) the Surety would be exonerated either wholly or in part from this covenant and indemnity (other than a release under seal given by the Landlord) shall not release or in any way lessen or affect the liability of the Surety hereunder

(2) If the Lease is forfeited or if the Assignee being a company goes into liquidation and the liquidator disclaims the Lease or the Assignee is wound-up or ceases to exist or the Assignee being an individual becomes bankrupt and the trustees in bankruptcy disclaim the Lease or if the Lease is disclaimed by or on behalf of the Assignee under any statutory or other power then if the Landlord so requires the Surety shall accept from and execute and deliver to the Landlord a counterpart of a ne lease of the Demised Premises for a term commencing on the date of such forfeiture disclaimer or other event putting an end to the effect of the Lease as aforesaid and continuing for the residue then remaining unexpired of the term granted by the Lease such new lease to be at the cost of the Surety and to reserve the same rents and other sums as are then reserved and made payable by the Lease and to be subject to the same covenants conditions and provisions (including the rent review provisions) as are contained in the Lease (with the exception of this clause)

(3) If the Landlord shall not require the Surety to take a new lease of the Demised Premises pursuant to paragraph (2) above the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rents and all other outgoings that would have been payable under this Lease but for the disclaimer or other event as aforesaid in respect of the period from and including the date of the disclaimer or other event as aforesaid until the expiration of six (6) months therefrom or until the Demised Premises shall have been re-let by the Landlord (whichever shall first occur)

(4) In the event that the Assignee further assigns the Lease the Surety shall enter into the said Authorised Guarantee Agreement so as to guarantee the performance by the Assignee of the Assignees covenants contained therein




SIGNED as a DEED by the
said * in the presence of:

           Director

           Secretary

SIGNED as a DEED by the
said *
in the presence of:

           Director

           Secretary

                                      INDEX

PARTIES

                CLAUSE 1:            Demise

                                     Habendum

                                     Reddendum

                CLAUSE 2:            Tenants Covenants

                (1)                  To pay rents

                (2)                  To pay interest on overdue monies

                (3)                  To pay outgoings

                (4)                  To maintain and keep in repair

                (5)                  Cleaning

                (6)                  To yield up

                (7)                  Entry by Landlord and others

                (8)                  To comply with notices to repair

                (9)                  Dangerous materials and use of machinery

                (10)                 Overloading floors and services

                (11)                 Alterations

                (12)                 Statutory requirements

                (13)                 Planning

                (14)                 Statutory notices

                (15)                 Fire precautions and equipment

                (16)                 To inform the Landlord of defects

                (17)                 User

                (18)                 Not to affix signs
                (19)                 Notices for disposal

                (20)                 To notify Landlord of encroachments

                (21)                 To inform Landlord of notices

                (22)                 Tax

                (23)                 Landlords Costs

                (24)                 Alienation

                (25)                 Value Added Tax

                (26)                 Insurance

                CLAUSE 3:            Landlord's Covenants

                (1)                  Quiet Enjoyment

                (2)                  To Insure

                (3)                  To produce copy Schedule

                (4)                  Destruction of Demised Premises

                CLAUSE 4:            Provisos and Declarations

                (1)                  Forfeiture

                (2)                  Implied easements

                (3)                  Restrictions on adjoining property

                (4)                  Compensation

                (5)                  Notices

                (6)                  Cesser of rent

                (7)                  Exclusion Order

                (8)                  Interpretation

                (9)                  Paragraph headings

                (10)                 Certification

                THE FIRST SCHEDULE:  The demised premises

                THE SECOND SCHEDULE: Rights reserved

                THE THIRD SCHEDULE:  Subject matters

                THE FOURTH SCHEDULE: Rent Review provisions

                THE FIFTH SCHEDULE:  Form of Covenant by Future Surety

                      DATED                        1998

                                      (1) *

                                      (2) *








                                 LEASE OF WHOLE

                                       OF

                              29-33 CHOUMERT GROVE
                                   CAMBERWELL

                                   LONDON SE13